As filed with the Securities and Exchange Commission on September 29, 2008

Registration No. _____ - __________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________________

POST-EFFECTIVE AMENDMENT TO

FORM S-8 REGISTRATION STATEMENT NO. 033-36602

FORM S-8 REGISTRATION STATEMENT NO. 033-36603

FORM S-8 REGISTRATION STATEMENT NO. 033-57913

FORM S-8 REGISTRATION STATEMENT NO. 033-61347

FORM S-8 REGISTRATION STATEMENT NO. 333-09261

FORM S-8 REGISTRATION STATEMENT NO. 333-32675

FORM S-8 REGISTRATION STATEMENT NO. 333-60033

FORM S-8 REGISTRATION STATEMENT NO. 333-60031

FORM S-8 REGISTRATION STATEMENT NO. 333-83973

FORM S-8 REGISTRATION STATEMENT NO. 333-42478

FORM S-8 REGISTRATION STATEMENT NO. 333-65990

FORM S-8 REGISTRATION STATEMENT NO. 333-97277

FORM S-8 REGISTRATION STATEMENT NO. 333-107855

FORM S-8 REGISTRATION STATEMENT NO. 333-107856

FORM S-8 REGISTRATION STATEMENT NO. 333-109952

FORM S-8 REGISTRATION STATEMENT NO. 333-114803

FORM S-8 REGISTRATION STATEMENT NO. 333-138004

FORM S-8 REGISTRATION STATEMENT NO. 333-142830

UNDER THE SECURITIES ACT OF 1933

______________________________

WENDY’S INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-0785108 (IRS Employer Identification No.)

_______________________

P.O. Box 256

4288 West Dublin-Granville Road

Dublin, Ohio 43017

(Address of Principal Executive Offices) (Zip Code)

_______________________

2007 Stock Incentive Plan

Wendy’s 1990 Stock Option Plan

2003 Stock Incentive Plan

Wendy’s International, Inc. Deferred Compensation Plan

Wendy's WeShare Stock Option Plan

Wendy's International, Inc. Profit Sharing and Savings Plan

__________________________________________________________

(Full titles of plan)

__________________________________________________________

Nils H. Okeson, Esq.

1155 Perimeter Center West 12th Floor

Atlanta, GA 30338

(678) 514-4100

_______________________

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas, New York, New York 10019-6064

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒ Non-accelerated filer (do not check if a smaller reporting company) ☐	Accelerated filer ☐ Smaller reporting company ☐

DEREGISTRATION OF SHARES

On September 29, 2008, pursuant to the terms of the Agreement and Plan of Merger dated as of April 23, 2008, as amended, by and among Triarc Companies, Inc. ("Triarc"), Green Merger Sub, Inc., a wholly-owned subsidiary of Triarc ("Merger Sub"), and Wendy’s International, Inc. (“Wendy’s”), Wendy’s merged with and into Merger Sub, with Wendy’s surviving as a wholly-owned subsidiary of Triarc.

This Post-Effective Amendment to the Wendy's Registration Statements on Form S-8 listed below (collectively, the "Prior Registration Statements") is filed to deregister all securities that were previously registered and have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment under the (i) 2007 Stock Incentive Plan, (ii) Wendy’s 1990 Stock Option Plan (as amended), (iii) 2003 Stock Incentive Plan (as amended), (iv) Wendy’s International, Inc. Deferred Compensation Plan, (v) Wendy's WeShare Stock Option Plan, or (vi) Wendy's International, Inc. Profit Sharing and Savings Plan and for which the Prior Registration Statements had remained in effect.

1.	Registration Statement No. 033-57913 filed March 2, 1995;
2.	Registration Statement No. 033-61347 filed July 27,1995;
3.	Registration Statement No. 333-09261 filed July 31, 1996;
4.	Registration Statement No. 333-32675 filed August 1, 1997;
5.	Registration Statement No. 333-60033 filed July 28, 1998;
6.	Registration Statement No. 333-60031 filed July 28, 1998;
7.	Registration Statement No. 333-83973 filed July 29, 1999;
8.	Registration Statement No. 333-42478 filed July 28, 2000;
9.	Registration Statement No. 333-65990 filed July 27, 2001;
10.	Registration Statement No. 333-97277 filed July 29, 2002;
11.	Registration Statement No. 333-107855 filed August 11, 2003;
12.	Registration Statement No. 333-107856 filed August 11, 2003;
13.	Registration Statement No. 333-109952 filed October 24, 2003;
14.	Registration Statement No. 333-114803 filed April 23, 2004;
15.	Registration Statement No. 333-138004 filed October 13, 2006; and
16.	Registration Statement No. 333-142830 filed May 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on September 29, 2008.

WENDY’S INTERNATIONAL, INC.
By:	/s/ Roland C. Smith
Name: Roland C. Smith Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Prior Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

Signature /s/ Roland C. Smith	Titles	Date
Roland C. Smith /s/ Stephen E. Hare	Chief Executive Officer and Director	September 29, 2008
Stephen E. Hare /s/ Steven B. Graham	Chief Financial Officer and Director	September 29, 2008
Steven B. Graham	Senior Vice President and Chief Accounting Officer	September 29, 2008
J. David Karam /s/ Nils H. Okeson	President and Director	September 29, 2008
Nils H. Okeson	Senior Vice President, General Counsel, Secretary and Director	September 29, 2008